EXHIBIT 10.1

                                 EXCHANGE OPTION

     This Agreement is made as of February 24, 2014 by and between Erin Phillips, Shawn Phillips and Strainwise, Inc. (the "Company") to establish the terms and conditions by which the Company will have the option to acquire medical and recreational marijuana stores owned by Erin or Shawn Phillips.

     1. Erin Phillips and Shawn Phillips (the "Phillips") do, by this Agreement, grant the Company the option ("Exchange Option") to acquire medical or recreational marijuana stores (the "Captive Stores") now owned, or that may become owned, by the Phillips in the future. The Exchange Option may be exercised by the Company anytime within six months from the date that laws or regulations permit the Company to own all or a part of the Captive Stores.

     2. Upon the exercise of the Exchange Option, the Phillips will be obligated to exchange the Captive Stores (or such percentage interest in the Captive Store that the Company can legally acquire) for shares of the Company's common stock (the "Exchange Shares").

     3. The number of the Exchange Shares to be issued to the Phillips will be determined by the following formula:

      5 x A x B
      ---------
          C

  Where:

     A = the combined EBITDA of the Captive Stores for the immediately preceding twelve (12) month period from the date the Exchange Option is exercised.

     B = The percentage in the Captive Stores that can be acquired by the
C        ompany.

     C = the average closing price on the Pink Sheets, OTC Bulletin Board,
         NASDAQ Markets, or NYSE/MKT for the ninety (90) days preceding the date the Exchange Option is exercised;

Combined  EBITDA  will  be  determined  using  generally   accepted   accounting
principles, consistently applied.

     4. Notwithstanding the above, the number of Exchange Shares will be reduced, if necessary, such that, following the issuance of the Exchange Shares, the total number of shares of the Company's common stock owned by the Phillips, together with any shares issuable upon the exercise of any option or warrants held by the Phillips, or any shares issuable upon the conversion of any securities owned by the Phillips, will not exceed 85% of the Company's outstanding shares of common stock.

     5. Any advances to the Phillips and/or accounts receivable from the Phillips, or any distributions to them in excess of the capital account of any Captive Store at the time of the completion of the exchange, will (i) be personally guaranteed by both Shawn and Erin Phillips, (ii) will be payable 36 months from the date of the completion of the Mandatory Exchange, and (iii) will bear interest, to be adjusted monthly, at the LIBOR rate plus 3%.

     6. If the Exchange Option is exercised, the following is an example of the number of Exchange Shares to be issued to the Phillips, assuming the Company can legally acquire a 50% interest in the Captive Stores:

     o    Combined EBITDA for the immediately preceding twelve (12) month period
          - $80,000,000;

     o    Fifty   percent  of  the  combined   EBITDA  -  $80,000,000  X  50%  =
          $40,000,000;

     o    Combined EBITDA multiplied by 5 times - 40,000,000 X 5 = 200,000,000;

     o    Average  market price for the preceding  ninety (90) day period - $20;
          and

     o    Number of Exchange Shares to be issues to Phillips - 10,000,000

     7. The parties understand that the Captive Stores may not be owned equally by Erin and Shawn Phillips. In such a case:

     o the Exchange Shares to be issued to Erin Phillips will be based upon the percentage of the combined EBITDA of the Captive Stores owed by Erin Phillips; and

     o the Exchange Shares to be issued to Shawn Phillips will be based upon the percentage of the combined EBITDA of the Captive Stores owed by Shawn Phillips

     8. The Exchange Shares will be "restricted shares", as that term is defined in Rule 144 of the Securities Exchange Commission. At the option of the holder of the Exchange Shares, the Exchange Shares will be included in the first registration statement filed by the Company with the Securities and Exchange Commission following the exercise of the Exchange Option, excluding any registration statement on Form S-4, S-8, or any other inapplicable form (the "piggy-back" registration rights). Notwithstanding the above, the underwriter of any public offering conducted by the Company may limit the Exchange Shares which may be sold due to market conditions.

     9. No shareholder of the Company will be granted piggyback registration rights superior to those of the Exchange Shares. The Company will pay all registration expenses (exclusive of underwriting discounts and commissions and special counsel to the Phillips). The registration rights may be transferred provided that the Company (i) is given prior written notice; (ii) the transfer is in connection with a transfer of not less than 1,000,000 shares of the Company's common stock; and (iii) the transfer is to no more than three persons.

     10. Any disputes, claims or controversies concerning this Agreement will be settled by binding arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association.

     11. All notices required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or mailed by United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

      In case of notice to the Company:

             Strainwise, Inc.
             1350 Independence St., Suite 300
             Lakewood, CO  80125

      In case of notice to the Phillips:

             8468 Lewis Ct
             Arvada, CO 80005

     The address of either party hereto may be changed by written notice to the other party hereto given in the manner hereinabove described. All such notices shall be deemed to have been given when delivered or mailed as aforesaid.

     12. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements or understandings between the parties. No representations were made or relied upon by either party, other than those that are expressly set forth. The section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, convenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall continue in full force and effect except for any such invalid or unenforceable provision. The agreement will be governed by the laws of Colorado, without giving effect to conflict of law rules.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                      STRAINWISE, INC.


                                       By: /s/ Shawn Phillips
                                           -----------------------------------
                                           Shawn Phillips, Chief Executive
                                           Officer



                                          /s/ Shawn Phillips
                                          ------------------------------------
                                          Shawn Phillips


                                          /s/ Erin Phillips
                                          ------------------------------------
                                          Erin Phillips